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INDEPENDENT AUDITORS' CONSENT


We consent to the reference to us under the heading "Financial Highlights" in the Prospectus in this Post-Effective Amendment No. 11 to the Registration Statement on Form N-1A of The Analytic Funds (File No. 333-44193).

DELOITTE & TOUCHE LLP

Boston, Massachusetts
September 17, 1999